CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 14, 2015 relating to the consolidated financial statements of Eventure Interactive, Inc. as of December 31, 2014 and 2013 and the years then ended.  We also consent to the reference to our firm under the heading " Interest of Named Experts and Counsel" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

January 15, 2016